UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 0R 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 7, 2013

Green Innovations Ltd.
(Exact name of registrant as specified in its charter)

000-54221	26-2944840
(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000, Miami, FL	33130
(Address of Principal Executive Offices)	(Zip Code)

(305) 423-7185
(Registrant’s telephone number, including area code)

1222 SE 47th Street, Cape Coral, FL 33904
(Form name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 7, 2013, our company entered into a Share Cancellation / Exchange / Return to Treasury Agreement with Bruce Harmon, the chief executive officer of our company, for the cancellation of 45,000,000 shares of our common stock held by Mr. Harmon in exchange for 5,000,000 shares of our company’s Series A Preferred Stock.  The Series A Preferred Stock has 10 votes for every share and a conversion rate of one for one.  Mr. Harmon wishes to seek the benefits of the designation and ranking of the Series A Preferred Stock by effecting this transaction.  Mr. Harmon will also retain 4,500,000 shares of our company’s common stock.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

10.1	Share Cancellation / Exchange / Return to Treasury Agreement

99.1	Certificate of Designation for Nevada Profit Corporations – Series A Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREEN INNOVATIONS LTD.

Date: February 8, 2013	By:	/s/ Bruce Harmon
Bruce Harmon
Chief Executive Office

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